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                                                                   Exhibit 23
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                   GLEIBERMAN SPEARS SHEPHERD & MENAKER, P.A.
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post Effective Amendment to the Registration Statement of Form S-8 (No. 33-24648) of our report dated October 11, 1996, the consolidated financial statements and financial statement schedule of McRae Industries, Inc. and subsidiaries as listed under
Item 8 of the Annual Report on Form 10-K for the year ended August 3, 1996.



/s/Gleiberman Spears Shepherd & Menaker, P. A.

Charlotte, North Carolina
October 28, 1996